Exhibit 10.13

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

WARRANT

Dated:

TO PURCHASE                        SHARES OF COMMON STOCK

OF

IGGYS HOUSE, INC.

        THIS CERTIFIES THAT, for good and valuable consideration,                        (the Agent"), or its permitted registered assigns, is entitled to subscribe for and purchase from Iggys House, Inc., a Delaware corporation formerly known as BuySide, Inc. (the "Company"), at any time after the date hereof up to and including 5:00 p.m. Minneapolis, Minnesota time on the tenth anniversary of the date hereof (the "Expiration Date"),                         (                        ) fully paid and nonassessable shares of the Common Stock of the Company at the price of $1.00 per share (the "Warrant Exercise Price"), subject to the antidilution provisions of this Warrant.

        This Warrant is subject to the following provisions, terms and conditions:

        1.    Definitions.

        The following words and phrases when in initially capitalized form shall have the meanings ascribed as follows:

        "Common Stock" shall mean and include the Company's presently authorized common stock, $.001 par value per share, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders hereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company; provided, however, that "Common Stock" shall in no event include any Series A Preferred or any other preferred stock with a preferential right to any dividends or distributions, including without limitation upon liquidation.

        "Original Warrant" shall mean a warrant issued by the Company to the Agent on the date hereof, for the purchase of an aggregate of                        shares of Common Stock at $1.00 per share.

        "Series A Preferred" shall mean Series A Senior Convertible Preferred Stock of the Company.

        "Registrable Shares" shall mean all shares of Common Stock which may be acquired or were acquired by any of the Holders directly from the Company upon (i) the exercise of any of the Warrants or (ii) the conversion of any shares of Series A Preferred.

        "Warrant" shall mean this document, and shall either be the Original Warrant, or shall be a warrant which has derived from the Original Warrant by permitted transfer, exercise, replacement or otherwise.

        "Warrants" shall mean all outstanding warrants which have been derived from the Original Warrant by permitted transfer, exercise, replacement or otherwise.

        "Warrant Shares" shall mean all shares of Common Stock which may be acquired or were acquired by any of the Holders directly from the Company upon the exercise of any of the Warrants.

        "Holder" shall mean the registered holder of this Warrant.

        "Holders" shall mean the registered holders of all of the Warrants containing, except where otherwise provided, substantially the same terms and conditions as this Warrant, and where appropriate, shall mean the registered holders of all Warrant Shares.

        2.    Exercise.

        Subject to the provisions of Section 4 hereof, the rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the Expiration Date and accompanied or preceded by the surrender of this Warrant along with a check in payment of the aggregate Warrant Exercise Price for such shares. If less than all of the Warrant Shares purchasable hereunder are purchased, the Company will, upon such exercise, execute and deliver to the Holder hereof a new warrant (dated the date hereof) evidencing the number of shares of Warrant Shares not so purchased. As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the Holder, or as such Holder may direct, a certificate or certificates representing the Warrant Shares purchased upon such exercise. The Company may require that such certificate or certificates for Warrant Shares contain, on the face thereof, a legend substantially as follows:

        "No sale, offer to sell or transfer of the shares represented by this certificate shall be made unless a registration statement under the Securities Act of 1933, as amended, with respect to such shares is then in effect or an exemption from registration is then in effect applicable to such shares."

        3.    Exchange and Replacement.

        Subject to Section 8 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at the Company's office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if a licensed broker/dealer shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 3. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of this Warrant pursuant to this Section 3. Any new warrant of like tenor shall not include Section 10(b), if the rights granted to the holders thereunder have been exercised and Warrant Shares have been included in an effective registration statement or Form 1A as a result of such exercise.

        4.    Issuance of the Warrant Shares.

        (a)   The Company agrees that the Warrant Shares acquired under this Warrant shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and consideration is given for such Warrant Shares as provided herein. Subject to the provisions of the next Section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant of like tenor representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

        (b)   Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant unless a registration statement with respect to such exercise under the Securities Act of 1933, as amended (the "1933 Act") is then effective, and registrations or qualifications under applicable state securities laws are then in effect, or unless exemptions from such registration or qualification requirements are then applicable. Nothing herein, however, shall obligate the Company to effect any registration of such exercise under the 1933 Act or applicable state securities law, except as provided in Section 10. If the necessary registrations or qualifications are not in effect or if exemptions therefrom are not available when the Holder seeks to exercise this Warrant, the Warrant exercise period will be extended, if need be, to prevent this Warrant from expiring, until such time as either the necessary registrations or qualifications become effective or an exemption is available, and this Warrant shall then remain exercisable for a period of at least thirty (30) calendar days from the date the Company delivers to the Holder written notice of the effectiveness or availability of such registrations, qualifications or exemptions. The Holder shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with any exemption relied upon by the Company, for the issuance of the Warrant Shares.

        5.    Covenants of the Company.

        The Company agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof, except for all taxes, liens and charges imposed by the Holder. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

        6.    Antidilution Adjustments.

        The provisions of this Warrant are subject to adjustment as provided in this Section 6.

        (a)   The Warrant Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

            (i)  pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

           (ii)  subdivide its then outstanding shares of Common Stock into a greater number of shares; or

          (iii)  combine outstanding shares of Common Stock, by reclassification or otherwise; then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the total number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event and the resulting quotient shall be the adjusted Warrant Exercise Price per share. For purposes of the preceding calculation, the "total number of shares of Common Stock outstanding" shall in each case be treated as including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of this Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Company's Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, the Holder of this Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 6.

        (b)   Upon each adjustment of the Warrant Exercise Price pursuant to Section 6(a) above, the Holder shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in this Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

        (c)   Subject to Section 13, in case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), or in the case of a dividend or spin-off on any class of stock of the Company payable in capital stock of another company, there shall be no adjustment under Subsection (a) of this Section 6, but the Holder of this Warrant shall have the right thereafter to convert this Warrant into the kind and amount of shares of stock and other securities and property which the Holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, conveyance, dividend or spin-off had this Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, conveyance, dividend or spin-off and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 6 with respect to the rights and interests thereafter of the Holder of this Warrant, to the end that the provisions set forth in this Section 6 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of this Warrant. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales conveyances, dividends or spin-offs.

        (d)   Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall within ten (10) days after the date when the circumstances giving rise to the adjustment occurred give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

        7.    No Voting Rights.

        This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

        8.    Notice of Transfer of Warrant or Resale of the Warrant Shares.

        (a)   The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares, of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall deliver copies of such notice to the Company's counsel and to each transferor of this Warrant. If in the opinion of counsel for the Company the proposed transfer may be effected without registration or qualification under the 1933 Act and applicable state securities laws, and if the Company does not receive any opinion from a transferor of the Warrant or its legal counsel contrary to that received from legal counsel to the Company within five (5) business days of the delivery of such notice to such transferors, the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of such notice, provided that the Holder and prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreement as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

        (b)   If in the opinion of counsel to the Company (and in the case of a transferor of this Warrant counsel to the transferor thereof) referred to in this Section 8, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 8 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of such counsel, are permitted under the 1933 Act and applicable state securities law.

        (c)   Without limitation of the foregoing, if a licensed broker/dealer is the holder of this Warrant, such broker/dealer may, on or after the first anniversary of the date of this Warrant, divide (if appropriate) and transfer this Warrant to one or more of its employees, provided that such transfer complies in all respects with the provisions of this Warrant, including without limitation Sections 3 and 8 hereof.

        9.    Fractional Shares.

        Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section 9, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Fair Market Value (as defined in Section 12(d)) of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share.

        10.    Registration Rights.

        (a)   If at any time prior to the expiration of nine (9) years from the date hereof, the Company proposes to file a registration statement under the 1933 Act (except for Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Regulation A under Section 3(b) of the 1933 Act, with respect to any of its equity securities or debt with equity features, it will give written notice to all Holders of its intention to do so; and, on the written request of the Holder given within twenty (20) days after receipt of any such notice (which request shall specify the Registrable Shares intended to be sold or disposed of by the Holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause the Registrable Shares of the Holder, with respect to which the Holder shall have requested inclusion in the registration statement or Form 1-A, to be included in such registration statement or Form 1-A offering statement proposed to be filed by the Company; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration or distribution. If any registration or distribution pursuant to this Section 10(a) is underwritten in whole or in part, the Company may require that the Registrable Shares requested for inclusion pursuant to this Section 10(a) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If a greater number of Registrable Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriting of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Registrable Shares proposed to be offered by such holders for registration, as well as the number of securities of any other selling shareholders participating in the proposed offering shall be proportionately reduced to a number deemed satisfactory by the managing underwriter, including zero (0). The rights contained in this Section 10(a) shall not be exercisable with respect to the initial public offering by the Company of its securities.

        (b)   With respect to each inclusion of securities in a registration statement pursuant to this Section 10, the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the offering is underwritten and the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling Holders, underwriting discounts and commissions, and transfer taxes for selling Holders and any other expenses incurred by the selling Holders and relating to the sale of securities by the Selling Holders not expressly included above shall be borne by the selling Holders.

        (c)   The Company hereby indemnifies any Holder whose securities are included in a registration statement pursuant to (a) above, and the officers and directors, if any, who control the Holder, within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus filed in connection with this Section 10 (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto); and (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by the Holder expressly for use therein; and the Holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its officers who signs such registration statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or alleged untrue statement, omission or alleged omission contained in information furnished in writing to the Company by the Holder expressly for use therein.

        11.    Additional Right to Convert Warrant.

        (a)   The Holder shall have the right to require the Company to convert this Warrant (the "Conversion Right") at any time after it is exercisable, but prior to its expiration, into shares of Common Stock as provided for in this Section 11. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the

Company shall deliver to the Holder (without payment by the Holder of any Warrant Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the Conversion Value (as defined herein) by (y) the Fair Market Value (as defined in paragraph (d) below) of one share of Common Stock immediately prior to the exercise of the Conversion Right. The "Conversion Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate Warrant Exercise Price of the Converted Warrant Shares from the aggregate Fair Market Value (as defined in paragraph (d) below) of the Converted Warrant Shares. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

        (b)   The Conversion Right may be exercised by the Holder, at any time or from time to time after it is exercisable, prior to its expiration, on any business day by delivering a written notice in the form attached hereto (the "Conversion Notice"), accompanied by this Warrant as originally executed by the Company, to the Company at its principal office, exercising the Conversion Right and specifying the total number of shares of Common Stock the Holder will purchase pursuant to such conversion. The date of the receipt of the Conversion Notice and Warrant by the Company as provided above shall be the "Determination Date."

        (c)   Upon the exercise of the Conversion Right, the Company will deliver to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion. together with cash, in lieu of any fraction of a share, and will deliver to the Holder a new warrant of like tenor to this Warrant representing the number of shares, if any, with respect to which the Warrant shall not have been exercised.

        (d)   Fair Market Value of a share of Common Stock shall mean:

            (i)  If the Company's Common Stock is traded on an exchange or is quoted on the NASDAQ National Market System or the NASDAQ SmallCap Market, then the average last sale prices (or the closing bid price if there is no last sales price) reported for the ten (10) business days immediately preceding the Determination Date;

           (ii)  If the Company's Common Stock is not traded on an exchange, on the NASDAQ National Market System or on the NASDAQ SmallCap Market, but is traded on the OTC Bulletin Board or other over-the-counter market, then the average last sale prices (or the closing bid price if there is no last sales price) reported for the twenty (20) business days immediately preceding the Determination Date; and

          (iii)  If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market, NASDAQ SmallCap Market or other over-the-counter market, then the value as of the Determination Date established in good faith by the Company's Board of Directors.

        12.    Lock-Up Agreements.

        The Company has required, and intends to require, that certain holders (the "Contracting Holders") of the Common Stock, and rights to acquire such common stock, enter into agreements ("Lock-Up Agreements") which provide that, for a certain period (the "Lock-Up Period") following the effective date (the "Effective Date") of a registration statement in connection with public offerings of its Common Stock or other securities (the "Offering") filed under the 1933 Act they will not, to the extent requested by the Company or the managing underwriter of the Offering (the "Underwriter"), directly or indirectly engage in any transaction (a "Transaction") to sell, offer to sell, contract to sell (including, without any limitation, any short sale), grant any options to purchase or otherwise transfer or dispose of Common Stock. The Holder will not engage in any Transaction with respect to the Warrant Shares (except a transaction for no value where the Holder's transferee of any interest in such Warrant Shares agrees to be bound by the terms of this Section 12) during a Lock-Up Period specified to Holders in writing by the Company and the Underwriters (but not during any portion of the Lock-up Period prior to receiving such specification), so long as the Lock-Up Period specified does not exceed the lesser of (i) two hundred twenty (220) days or (ii) a period of time specified or required (whether by initial agreement or subsequent amendment or release) of any of the Contracting Holders, and so long as the restrictions on engaging in any Transaction requested by the Company and the Underwriter are no greater nor more onerous than those requested of or imposed on (whether by initial agreement or subsequent amendment or release) any Contracting Holders.

        13.    Sale of the Company.

        (a)   As used herein, a "Sale of the Company" means (i) any sale (however effected, including without limitation by sale of stock, merger, share exchange or otherwise, including without limitation in a single transaction or series of related transactions) of all or substantially all of the outstanding voting stock of the Company, or (ii) any sale, lease or disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole.

        (b)   The Company shall give each Holder at least 20 business days prior notice of any Sale of the Company.

        (c)   Notwithstanding anything to the contrary herein, this Warrant will expire at the closing for a Sale of the Company if the Company so elects in a written notice given to the Holder of this Warrant at least 20 business days prior to such closing, in which case the "Expiration Date" shall be the date of such closing.

        (d)   Upon receipt of notice of a Sale of the Company, any Holder may:

            (i)  elect (by giving written notice received by the Company no later than three business days before the closing for such Sale of the Company) to have the Company redeem all of that Holder's Warrants for an amount (the "Redemption Amount") equal to the aggregate fair market value of the Warrant Shares for which such Warrants are exercisable (as indicated by the Sale of the Company) less the aggregate exercise price of such Warrants; in which case the Company shall redeem such Warrants and pay the Redemption Amount to such Holder at such closing (or as soon thereafter, without interest, as the Warrant Holder surrenders to the Company the Warrants being redeemed);

           (ii)  let the Holders' Warrants expire in accordance with their terms (subject to the accelerated expiration contemplated by this Section 13); or

          (iii)  exercise or convert the Holder's Warrants in accordance with their terms (subject to the accelerated expiration contemplated by this Section 13).

        (d)   Neither this Section 13, nor any notice or election contemplated by this Section 13, shall create any obligation on the Company's part to consummate any Sale of the Company. If, after any notice or election contemplated by this Section 13 is given, the Company determines not to consummate the Sale of the Company, then the Company shall notify the Holders of such determination, whereupon any preceding notices or elections under this Section 13 regarding such Sale of the Company shall be null and void and of no effect.

        14.    Miscellaneous.

        (a)   The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights hereunder of the Holder hereof.

        (b)   Until the Company is required to provide quarterly and annual reports under Section 13 or 15(d) of the 1933 Act, the Company will provide Holders with detailed semi-annual and annual financial statements as soon as available. Upon written request of the Holder, the Company will promptly provide the Holder with a then current written list of the names and addresses of the Holders.

        (c)   The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. This Warrant shall be interpreted under and governed by the laws of the State of Minnesota.

        (d)   Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of                        .

IGGYS HOUSE, INC.
By
Its Chief Executive Officer

NOTICE OF EXERCISE OF WARRANT

(To Be Executed by the Registered Holder in Order to Exercise the Warrant)

TO: IGGYS HOUSE, INC.

        The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash,                        of the shares of Iggys House, Inc. Common Stock issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of

(Print Name)
Please insert social security or other identifying number of Registered Holder of Certificate: ( )	ADDRESS:
Dated:	Signature*

*The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the fact of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, you must indicate your position(s) and titles(s) with such entity.

ASSIGNMENT FORM

(To be signed only upon authorized transfer of Warrants)

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfer unto                        the right to purchase the securities of                        , Inc. to which the within Warrant relates and appoints                        , attorney, to transfer said right on the books of Iggys House, Inc. with full power of substitution in the premises.

Dated:	Signature*
Address:

*The signature on the Assignment Form must correspond to the name as written upon the fact of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, you must indicate your position(s) and titles(s) with such entity.

CASHLESS EXERCISE FORM

(To be executed upon exercise of Warrant pursuant to Section 10)

TO IGGYS HOUSE, INC.

        The undersigned hereby irrevocably elects a cashless exercise of the right of purchase represented by the within Warrant for, and to purchase thereunder,                         shares of Common Stock, as provided for in Section 10 therein.

        Please issue a certificate or certificates for such Common Stock (net of the shares represented by the exercise price, as contemplated by Section 10) in the name of, and pay any cash for any fractional share to:

Name
(Please print name)
Address:

Social Security No.
Signature*

*The signature on the Cashless Exercise Form must correspond to the name as written upon the fact of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, you must indicate your position(s) and titles(s) with such entity.